Exhibit 10(j)

                                CBRL GROUP, INC.
                          RESTRICTED STOCK AWARD NOTICE


     This Award Notice (the "Notice") is dated this ____________________, from CBRL Group, Inc., a Tennessee corporation (the "Company") to __________________ of the Company (the "Employee").

     WHEREAS, the Compensation and Stock Option Committee of the Company's Board of Directors has authorized an award to the Employee of ______________ shares of the Company's $0.01 par value common stock (the "Restricted Stock") pursuant to the terms and provisions of the CBRL Group, Inc. 2002 Omnibus Incentive Compensation Plan (the "Plan");

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including the services to be rendered to the Company by the Employee, the Company does hereby award the Restricted Stock to the Employee, and the Employee, by his/her signature hereto, accepts such Restricted Stock, on the following terms and conditions:

     (1) Grant of Restricted Stock. The Company hereby grants to the Employee ______________________shares of Restricted Stock, subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice. Upon vesting, the Company shall cause a certificate evidencing the Restricted Stock to be issued by the Company's stock transfer agent, who will release such Restricted Stock to the Employee solely upon the written instructions of the Company.

     (2) Restrictions. Until the Restricted Stock vests and becomes distributable in accordance with the Plan and this Notice, the Employee shall not have any of the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote the shares or to receive any cash dividends.

     (3) Vesting. The Restricted Stock, subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice, shall vest and become distributable in accordance with the following schedule, and the restrictions shall lapse so long as the Employee is employed by the Company on the applicable vesting date:

     Vesting Date          Number of shares vesting     Cumulative shares vested
     ------------          ------------------------     ------------------------


     (4) Non-transferability. Unvested Restricted Stock is not transferable by the Employee.

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     (5) Notice  Subject to Plan.  This Notice does not undertake to express all conditions, terms and provisions of the Plan. The grant of the Restricted Stock is subject in all respects to all of the restrictions, limitations and other terms and provisions of the Plan, which, by this reference, is incorporated herein to the same extent as if copied verbatim.

     (6) Tax Withholding and Section 83(b) Elections. At the time the Employee shall become subject to federal income taxation with respect to the Restricted Stock (normally upon vesting, unless the Employee files an election under Section 83(b) of the Code), the Employee shall pay to the Company the amount of any Federal, state, local and other taxes required to be withheld by the Company with respect to the Restricted Stock. If the Employee files an election under
Section 83(b) of the Code with the Internal Revenue Service to include the fair market value of any shares of Restricted Stock in gross income while they are still subject to any restrictions, the Employee shall promptly furnish to the Company a copy of such election. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld upon the vesting of the Restricted Stock. Unless otherwise determined by the Committee, the Employee will be permitted to elect to surrender a sufficient number of shares of the vested Restricted Stock to satisfy the Company's minimum tax withholding obligation.

     (7) Acceptance of Restricted Stock. The Employee hereby accepts the Restricted Stock subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice.


WITNESS the action of the Company effective as of the day and year first above written.


The foregoing is acknowledged and accepted:


-------------------------------------------

                                                  CBRL Group, Inc.

                                                  By: _________________________

                                                  Name ________________________

                                                  Title _______________________


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